Exhibit 99.1

Quanterix Releases Operating Results for Fourth Quarter and Full Year 2023

BILLERICA, Mass. – February 29, 2023 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultrasensitive biomarker detection, today announced financial results for the fourth quarter and twelve months ended December 31, 2023.

“The fourth quarter marked the successful completion of our corporate transformation. We now have a strong, scalable foundation for growth and innovation,” said Masoud Toloue, President and Chief Executive Officer of Quanterix. “Our research business is in a solid position, and we see continued high demand among our research customers. Additionally, we are making progress on our diagnostics efforts, with a dedicated commercial team now in place for our LucentAD p-Tau 217 LDT. We believe we are well positioned to meet the demand for blood-based biomarker testing to support the rollout of new Alzheimer’s therapies and to aid providers in the diagnosis of the disease.”

Fourth Quarter Financial Highlights

●	Revenue was $31.5 million, a 22% increase from $25.8 million for the corresponding prior year period.
●	GAAP gross margin was 53.2% as compared to 48.8% for the corresponding prior year period. Non-GAAP gross margin was 46.5% as compared to 41.3% for the corresponding prior year period.
●	Net loss was $12.4 million as compared to $18.6 million for the corresponding prior year period.
●	Net cash usage in the quarter was $6.4 million as compared to $5.0 million for the corresponding prior year period.

Full Year Financial Highlights

●	Revenue was $122.4 million, a 16% increase from $105.5 million for the prior year.
●	GAAP gross margin was 57.7% as compared to 44.4% for the prior year. Non-GAAP gross margin was 51.1% as compared to 37.5% for the corresponding prior year.
●	Net loss was $32.3 million as compared to $96.7 million for the prior year.
●	Net cash usage for the year was $17.4 million as compared to $57.7 million for the corresponding prior year period. Cash, cash equivalents, marketable securities, and restricted cash were $323.9 million as of December 31, 2023, as compared to $341.3 million as of December 31, 2022.

Operational and Business Highlights

●	Quanterix’s six quarter corporate transformation program is now complete. Newly developed assays are now in production and available to customers.
●	Quanterix announced first collaborations with five health networks to aid the diagnosis and clinical management of individuals with Alzheimer’s Disease. AdventHealth, Mass General Brigham, Mayo Clinic, MUSC, and UPMC will leverage Quanterix technology and assays to streamline care for Alzheimer’s patients.
●	Eli Lilly announced the launch of their pTau217 blood-based diagnostics test, which runs on the Quanterix platform.
●	Continued progress on two important studies for multi-marker test development and validation. Phase 1 is now complete for both the CANTATE and BioHermes trials, with readouts expected in 2024. Quanterix also advanced several US-based prospective clinical studies supporting leading academic research centers, University of Pennsylvania Health System and UPMC, to evaluate Simoa blood-based biomarkers as part of Alzheimer’s clinical care workflows.

2024 Full Year Business Outlook

Management expects full-year 2024 revenue to be in the range of $139 to $144 million. This guide is for our research-only business, and does not include revenues from Diagnostics testing, which to date have not been material. GAAP gross margin percentage is expected to be in the range of 57-61%, and non-GAAP gross margin percentage is expected to be in the range of 51-55%. Additionally, the Company anticipates 2024 cash usage in the range of $25 to $30 million.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call

In conjunction with this announcement, the Company will host a conference call on February 29, 2024 at 4:30 p.m. E.T. Click here to pre-register for the conference call and obtain your dial-in number and passcode.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at http://www.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

Financial Highlights

Quanterix Corporation

Consolidated Statements of Operations

(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Product revenue	$20,821	$16,674	$79,460	$69,808
Service and other revenue	10,230	8,767	40,299	34,495
Collaboration and license revenue	146	170	1,380	649
Grant revenue	352	213	1,229	570
Total revenues	31,549	25,824	122,368	105,522
Costs of goods sold and services:
Cost of product revenue	10,025	9,631	32,636	40,809
Cost of service and other revenue	4,725	3,601	19,086	17,907
Total costs of goods sold and services	14,750	13,232	51,722	58,716
Gross profit	16,799	12,592	70,646	46,806
Operating expenses:
Research and development	6,991	5,600	24,857	25,890
Selling, general, and administrative	24,172	19,272	90,241	91,995
Other lease costs	1,016	669	3,712	1,278
Impairment and restructuring	1,570	9,006	1,537	29,347
Total operating expenses	33,749	34,547	120,347	148,510
Loss from operations	(16,950)	(21,955)	(49,701)	(101,704)
Interest income (expense), net	4,319	2,815	15,839	5,131
Other income (expense), net	363	614	2,247	(62)
Loss before income taxes	(12,268)	(18,526)	(31,615)	(96,635)
Income tax (expense) benefit	(141)	(75)	(719)	(65)
Net loss	$(12,409)	$(18,601)	$(32,334)	$(96,700)

Net loss per common share, basic and diluted	$(0.33)	$(0.50)	$(0.86)	$(2.61)

Weighted-average common shares outstanding, basic and diluted	37,890	37,160	37,594	36,991

Quanterix Corporation

Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$174,422	$338,740
Marketable securities	146,902	—
Accounts receivable	25,414	19,017
Inventory	22,365	16,786
Prepaid expenses and other current assets	9,291	6,860
Total current assets	378,394	381,403
Restricted cash	2,604	2,597
Property and equipment, net	17,926	20,162
Intangible assets, net	6,034	7,516
Operating lease right-of-use assets	18,251	21,223
Other non-current assets	1,802	1,298
Total assets	$425,011	$434,199
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,048	$3,836
Accrued compensation and benefits	13,659	10,658
Accrued expenses and other current liabilities	6,041	5,133
Deferred revenue	9,468	8,644
Operating lease liabilities	4,241	2,687
Total current liabilities	38,457	30,958
Deferred revenue, net of current portion	1,227	1,415
Operating lease liabilities, net of current portion	37,223	41,417
Other non-current liabilities	1,177	1,469
Total liabilities	78,084	75,259
Total stockholders’ equity	346,927	358,940
Total liabilities and stockholders’ equity	$425,011	$434,199

Quanterix Corporation

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(32,334)	$(96,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,364	5,349
Credit losses (gains) on accounts receivable	336	(301)
Accretion of marketable securities	(1,964)	—
Operating lease right-of-use asset amortization	2,015	715
Stock-based compensation expense	16,764	15,442
Impairment	1,570	25,592
Other operating activity	150	(439)
Changes in assets and liabilities:
Accounts receivable	(6,695)	5,156
Inventory	(5,364)	5,386
Prepaid expenses and other current assets	(2,371)	(568)
Other non-current assets	(775)	(909)
Accounts payable	1,189	(5,362)
Accrued compensation and benefits, accrued expenses, and other current liabilities	4,276	(3,976)
Deferred revenue	635	2,599
Operating lease liabilities	(2,645)	(266)
Other non-current liabilities	(53)	10
Net cash used in operating activities	(18,902)	(48,272)
Cash flows from investing activities:
Purchases of marketable debt securities	(175,613)	—
Proceeds from marketable debt securities	31,000	—
Purchases of property and equipment	(3,788)	(11,726)
Proceeds from RADx grant on assets purchased	—	520
Net cash used in investing activities	(148,401)	(11,206)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	2,889	2,311
Payments for employee taxes withheld on stock-based compensation awards	(198)	—
Sale of common stock in underwritten public offering, net	—	—
Payments on notes payable	—	—
Net cash provided by financing activities	2,691	2,311
Net increase (decrease) in cash, cash equivalents, and restricted cash	(164,612)	(57,167)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	301	(538)
Cash, cash equivalents, and restricted cash at beginning of period	341,337	399,042
Cash, cash equivalents, and restricted cash at end of period	$177,026	$341,337

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a U.S. GAAP basis, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations, which are calculated by including shipping and handling costs for product sales within cost of goods sold instead of within selling, general, and administrative expenses. Management uses these non-GAAP measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. Management believes that presentation of these non-GAAP measures provides useful information to investors in assessing our operating performance within our industry and in order to allow comparability to the presentation of other companies in our industry where shipping and handling costs are included in cost of goods sold for products. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. Set forth below is a reconciliation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Measures

Quanterix Corporation

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(Unaudited and in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP gross profit	$16,799	$12,592	$70,646	$46,806
Shipping and handling costs (1)	(2,141)	(1,923)	(8,146)	(7,211)
Non-GAAP gross profit	$14,658	$10,669	$62,500	$39,595

GAAP revenue	$31,549	$25,824	$122,368	$105,522
GAAP gross margin (gross profit as % of revenue)	53.2%	48.8%	57.7%	44.4%
Non-GAAP gross margin (non-GAAP gross profit as % of revenue)	46.5%	41.3%	51.1%	37.5%

GAAP total operating expenses	$33,749	$34,547	$120,347	$148,510
Shipping and handling costs (1)	(2,141)	(1,923)	(8,146)	(7,211)
Non-GAAP total operating expenses	$31,608	$32,624	$112,201	$141,299

GAAP loss from operations	$(16,950)	$(21,955)	$(49,701)	$(101,704)
Non-GAAP loss from operations	$(16,950)	$(21,955)	$(49,701)	$(101,704)

(1)	Shipping and handling costs, which include freight and other activities costs associated with product shipments, are captured within operating expenses in our consolidated statements of operations. During the three months ended December 31, 2023 and 2022, we incurred $2.1 million and $1.9 million, respectively, of shipping and handling costs recorded within operating expenses. During the year ended December 31, 2023 and 2022, we incurred $8.1 million and $7.2 million, respectively, of shipping and handling costs within operating expenses.

About Quanterix

From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is driving breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,700 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

Quanterix’s current financial results, as discussed in this press release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about Quanterix’s financial performance, including statements under the header “Full Year Business Outlook” set forth above, and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements in this press release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release include, but are not limited to, those described in our periodic reports filed with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media:

PAN Communications

Maya Nimnicht
510-334-6273

quanterix@pancomm.com

Investor Relations:

ir@quanterix.com